Exhibit 21
HCC INSURANCE HOLDINGS, INC.
SUBSIDIARIES

State or Country of
	NAME	Incorporation

1.	American Contractors Indemnity Company	California
2.	Avemco Corporation	Delaware
3.	Avemco Insurance Agency, Inc.	Maryland
4.	Avemco Insurance Company	Maryland
5.	Avemco Services, Inc.	Maryland
6.	cineFinance Insurance Services, LLC	California
7.	Continental Underwriters Ltd.	Louisiana
8.	Covenant Claims Service, LLC	Louisiana
9.	Covenant Underwriters Ltd.	Louisiana
10.	Credance Limited	United Kingdom
11.	Credit Shield Limited	United Kingdom
12.	De Montfort Group Limited	United Kingdom
13.	De Montfort Holdings Limited	United Kingdom
14.	De Montfort Investments Limited	United Kingdom
15.	Dickson Manchester & Company, Limited	United Kingdom
16.	HCC Acquisition Sub, Inc.	New York
17.	HCC Administrators, Inc.	Illinois
18.	HCC Aviation Insurance Group, Inc.	Texas
19.	HCC Aviation, Ltd.	Texas
20.	HCC Benefits Corporation	Delaware
21.	HCC Credit Group, Inc.	New York
22.	HCC Diversified Financial Products Limited	United Kingdom
23.	HCC Employee Benefits, Inc.	Delaware
24.	HCC Employer Services, Inc.	Alabama
25.	HCC Employer Services, Inc.	Illinois
26.	HCC Global Financial Products of Texas, LLC	Texas
27.	HCC Global Financial Products, LLC	Delaware
28.	HCC Global Financial Products, SL	Spain
29.	HCC Indemnity Guaranty Agency, Inc.	New York
30.	HCC Insurance Company	Indiana
31.	HCC Insurance Holdings (International) Limited	United Kingdom
32.	HCC Intermediate Holdings, Inc.	Delaware
33.	HCC International Insurance Company PLC	United Kingdom
34.	HCC Life Insurance Company	Indiana
35.	HCC Properties, LLC	Delaware
36.	HCC Reinsurance Company Limited	Bermuda
37.	HCC Risk Management Corporation	Texas
38.	HCC Service Company, Ltd.	Texas
39.	HCC Service Delaware, LLC	Delaware
40.	HCC Specialty Holdings (No. 1) Limited	United Kingdom
41.	HCC Specialty Holdings (No. 2) Limited	United Kingdom
42.	HCC Specialty Insurance Company	Oklahoma
43.	HCC Specialty Insurance Holdings, Ltd.	United Kingdom
44.	HCC Specialty Underwriters Agency of New York, Inc.	New York
45.	HCC Specialty Underwriters Limited	United Kingdom
46.	HCC Specialty Underwriters, Inc.	Massachusetts
47.	HCC Strategic Investments (UK) Ltd.	United Kingdom
48.	HCC Strategic Investments, LLC	Delaware
49.	HCC Surety Group, Inc.	Delaware
50.	HCC Trustees Limited	United Kingdom
51.	HCC Underwriters, A Texas Corporation	Texas
52.	HCCS Corporation	Delaware
53.	Heritage Underwriting Agency Plc	United Kingdom
54.	Houston Casualty Company	Texas
55.	Houston Casualty Company Europe, Seguros y Reaseguros, S.A.	Spain
56.	Illium Claims Services Limited	United Kingdom
57.	HCCL Holdings Limited	United Kingdom
58.	Illium Insurance Services Ltd.	United Kingdom
59.	Illium Managing Agency Ltd.	United Kingdom
60.	Illium Trustees Ltd.	United Kingdom
61.	Illium, Inc.	Delaware
62.	InsPro Corporation	California
63.	Intellicare, Inc.	Alabama
64.	Interra, Inc.	Indiana
65.	LDG Insurance Agency Incorporated	Massachusetts
66.	LDG Re (London) Ltd.	United Kingdom
67.	LDG Re Worldwide Limited	Delaware
68.	LDG Re Worldwide Ltd.	United Kingdom
69.	LDG Reinsurance Corporation	Massachusetts
70.	Loss Management Services, Incorporated	Maryland
71.	Loss Management, Inc.	Delaware
72.	MAG Acquisition Sub, Inc.	Delaware
73.	Manchester Dickson Holdings Limited	United Kingdom
74.	Marshall Adjusting Corp.	New York
75.	Nameco (No. 808) Ltd.	United Kingdom
76.	Occidental Services, Inc.	Delaware
77.	PEPYS Holdings Limited	United Kingdom
78.	PEPYS Management Services Limited	United Kingdom
79.	Perico Life Insurance Company	Delaware
80.	Perico Ltd.	Missouri
81.	PIA Holdings, Inc.	New York
82.	Professional Indemnity Agency, Inc.	New Jersey
83.	Professional Indemnity Agency, Inc. of N.Y.	New York
84.	Profind Insurance Services Limited	United Kingdom
85.	Rattner Mackenzie (Bermuda) Ltd.	Bermuda
86.	Rattner Mackenzie (North America), Inc.	New York
87.	Rattner Mackenzie Limited	United Kingdom
88.	Rattner Mackenzie Limited, (RML) (Exempted) Co.	Jordan
89.	SBS Merger Sub, Inc.	Delaware
90.	Signal Aviation Insurance Services, Inc.	Nevada
91.	Specialty Insurance Underwriters, Inc.	Missouri
92.	Specialty Reinsurance Intermediaries, Inc.	Massachusetts
93.	Surety Associates Holding Co., Inc.	New Mexico
94.	The Centris Group, Inc.	Delaware
95.	The Schanen Consulting Group, LLC	Georgia
96.	TMD Rattner, LLC	New York
97.	TTR, L.L.C.	New York
98.	U.S. Specialty Insurance Company	Texas
99.	United States Surety Company	Maryland
100.	US Holdings, Inc.	Delaware
101.	USBenefits Insurance Services, Inc.	California
102.	USSC Holdings, Inc.	Maryland
103.	VASA Brougher, Inc.	Indiana
104.	VASA North America, Inc.	Indiana